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                                                                     EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-20771) pertaining to the Alpha Microsystems 1993 Employee Stock Option Plan, as amended, the 1996 Nonemployee Director Stock Compensation Plan and the Employee Stock Purchase Plan and in the Registration Statement (Form S-8 No. 333-29252) pertaining to the Third Amended and Restated Incentive Stock Option Plan, the Non-Qualified Stock Option Plan and the Stock Incentive Award Plan, and in the Registration Statement (Form S-8 No. 333-62411) pertaining to the 1993 Employee Stock Option Plan and the 1993 Directors' Stock Option Plan of Alpha Microsystems of our report dated April 15, 1998, except for Note 6, as to which the date is April 23, 1998, with respect to the consolidated financial statements and schedule of Alpha Microsystems included in the Annual Report (Form 10-K) for the year ended February 22, 1998.

                                              /s/ ERNST & YOUNG LLP



Orange County, California
May 21, 1998